    As filed with the Securities and Exchange Commission on July 14, 2000
                                                           Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                _______________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                _______________

                                 ADTRAN, INC.
            (Exact name of registrant as specified in its charter)

            Delaware                                          63-0918200
  (State or other jurisdiction                             (I.R.S. Employer
of incorporation or organization)                        Identification No.)

   901 Explorer Boulevard, P.O. Box 140000, Huntsville, Alabama  35814-4000
         (Address of principal executive offices, including zip code)


            ADTRAN, Inc. 1996 Employees Incentive Stock Option Plan
                           (Full title of the plan)

                                _______________


                 John R. Cooper                               Copy to:
Vice President - Finance, Chief Financial Officer
                  and Treasurer                        Thomas P. Lauth, Esq.
                  ADTRAN, Inc.                       Long Aldridge & Norman LLP
     901 Explorer Boulevard, P.O. Box 140000            303 Peachtree Street
         Huntsville, Alabama  35814-4000                     Suite 5300
     (Name and address of agent for service)          Atlanta, Georgia  30308
                 (256) 963-8000                            (404) 527-4187
     (Telephone number, including area code,
              of agent for service)

                        CALCULATION OF REGISTRATION FEE

========================================================================================
Title of                            Proposed          Proposed
securities        Amount            maximum           maximum               Amount of
to be             to be             offering price    aggregate             registration
registered        registered (1)    per share (2)     offering price (2)    fee (2)
========================================================================================
Common Stock,
$.01 par value
per share          3,000,000          $60.094          $180,282,000.00       $47,594.45
========================================================================================

(1) The shares of Common Stock being registered represent 3,000,000 shares of Common Stock which may be acquired pursuant to options available for grant in the future under the ADTRAN, Inc. 1996 Employees Incentive Stock Option Plan (the "Plan"). The initial 488,100 shares of Common Stock reserved for issuance under the Plan were registered under a Registration Statement (Commission File No. 333-4808) that became effective on April 26, 1996, and an additional 2,000,000 shares of Common Stock reserved for issuance under the Plan were registered under a Registration Statement (Commission File No. 333-29899) that became effective June 24, 1997. An undetermined number of additional shares may be issued, or the shares registered hereunder may be combined into an undetermined lesser number of shares, if the antidilution provisions of the Plan become operative.

(2) The offering price of the 3,000,000 shares which may be acquired pursuant to options available for grant in the future under the Plan is not presently determinable. The offering price for such shares is estimated pursuant to Rule 457(c) and (h) solely for the purpose of calculating the registration fee and is based upon the average of the high and low prices of the Registrant's Common Stock on July 7, 2000 as quoted on The Nasdaq National Market.

         INCORPORATION BY REFERENCE OF EARLIER REGISTRATION STATEMENT


     This Registration Statement relates, in part, to the amendment of the Plan to increase the number of shares of Common Stock authorized to be issued under the Plan from 2,488,100 to 5,488,100. Two earlier Registration Statements filed on Form S-8 (Commission File Nos. 333-4808 and 333-29899) covering 488,100 shares and 2,000,000 shares, respectively, of Common Stock issuable under the Plan are effective. Pursuant to General Instruction E to Form S-8, the contents of the earlier Registration Statements are incorporated herein by reference.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in the instructions to
Part I of the Registration Statement on Form S-8 will be sent or given to participants in the Plan as required by Rule 428(b)(1) of the rules promulgated under the Securities Act of 1933, as amended. As permitted by the instructions to Part I of the Registration Statement on Form S-8, such documents are not filed with this Registration Statement.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

         The following documents heretofore filed by ADTRAN, Inc. (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") hereby are incorporated herein by reference as of their respective dates:

         (1) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

         (2) The Company's Annual Report on Form 10-K for the year ended December 31,1999; and

         (3) The description of the Company's Common Stock as contained in the Company's Registration Statement on Form 8-A (Registration No. 0-24612) as declared effective by the Commission on August 9, 1994.

         In addition, all reports and documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

         Article Eleventh of the Company's Certificate of Incorporation provides for the elimination of personal monetary liabilities of directors of the Company for breaches of their fiduciary duties as directors, except that, as provided by
Section 102(b)(7) of the General Corporation Law of Delaware (the "GCL"), such personal monetary liability of a director may not be eliminated with regard to any breach of the duty of loyalty, failing to act in good faith, intentional misconduct or knowing violation of law, payment of an unlawful dividend, approval of an illegal stock repurchase, or obtainment of an improper personal benefit. Such a provision has no effect on the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty.

         Article Twelfth of the Company's Certificate of Incorporation provides for indemnification of directors and officers of the Company to the extent permitted by the GCL. Section 145 of the GCL provides for indemnification of directors and officers from and against expenses (including attorney's fees), judgments, fines and amounts paid in settlement reasonably incurred by them in connection with any civil, criminal, administrative or investigative claim or proceeding (including civil actions brought as derivative actions by or in the right of the corporation but only to the extent of expenses reasonably incurred in defending or settling such action) in which they may become involved by reason of being a director or officer of the corporation if the director or officer acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation and, in addition, in criminal actions, if he had no reasonable cause to believe his conduct to be unlawful. If, in an action brought by or in the right of the corporation, the director or officer is adjudged to be liable for negligence or misconduct in the performance of his duty, he will only be entitled to such indemnity as the court finds to be proper. Persons who are successful in defense of any claim against them are entitled to indemnification as of right against expenses actually and reasonably incurred in connection therewith. In all other cases, indemnification shall be made (unless otherwise ordered by a court) only if the board of directors, acting by a majority vote of a quorum of disinterested directors, independent legal counsel or holders of a majority of the shares entitled to vote determines that the applicable standard of conduct has been met. Section 145 also provides such indemnity for directors and officers of a corporation who, at the request of the corporation, act as directors, officers, employees or agents of other corporations, partnerships or other enterprises.

         Article VI of the Company's Bylaws provides as follows:

             Section 6.1.  Indemnification.  The Corporation shall indemnify and
                           ---------------
         advance expenses to any officer, director, employee or agent to the full extent permitted by its Certificate of Incorporation, these bylaws or by law.

         The Company maintains directors and officers liability insurance which will insure against liabilities that directors or officers of the Company may incur in such capacities.

Item 8.  Exhibits
         --------

Exhibit
Number                   Description
------                   -----------

 5                  Opinion of Long Aldridge & Norman LLP

23(a)               Consent of PricewaterhouseCoopers LLP

23(b)               Consent of Long Aldridge & Norman LLP (included in Exhibit
                    5).

24 Powers of Attorney (included on the Signature Page to this Registration Statement).


Item 9.  Undertakings
         ------------

         A.   Rule 415 Offering.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "1933 Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


         B.   Subsequent Documents Incorporated by Reference.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C.   Indemnification of Officers, Directors and Controlling Persons.

         Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntsville, State of Alabama, on July 14, 2000.

                              ADTRAN, INC.


                              By:/s/ Howard A. Thrailkill
                                 -----------------------------------------------
                                 Howard A. Thrailkill
                                 President, Chief Operating Officer and Director



                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Howard A. Thrailkill and John R. Cooper and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of July 14, 2000.

  Signatures                                           Title
  -----------                                          -----
  /s/ Mark C. Smith                                    Chairman of the Board, Chief Executive Officer
  ----------------------------------------------       and Principal Stockholder
  Mark C. Smith

  /s/ Howard A. Thraikill                              President, Chief Operating Officer and Director
  ----------------------------------------------
  Howard A. Thrailkill

  /s/ Lonnie S. McMillian                              Senior Vice President, Secretary, Director and
  ----------------------------------------------       Principal Stockholder
  Lonnie S. McMillian

  /s/ John R. Cooper                                   Vice President - Finance, Chief Financial Officer and
  ----------------------------------------------       Treasurer
  John R. Cooper

  /s/ W. Frank Blount                                  Director
  ----------------------------------------------
  W. Frank Blount

  /s/ William L. Marks                                 Director
  ----------------------------------------------
  William L. Marks

  /s/ Roy J. Nichols                                   Director
  ----------------------------------------------
  Roy J. Nichols

  /s/ James L. North                                   Director
  ----------------------------------------------
  James L. North

                                 EXHIBIT INDEX



Exhibit
-------

 5                  Opinion of Long Aldridge & Norman LLP

23(a)               Consent of PricewaterhouseCoopers LLP

23(b)               Consent of Long Aldridge & Norman LLP (included in Exhibit
                    5).

24 Powers of Attorney (included on the Signature Page to this Registration Statement).